FORM OF STOCK CERTIFICATE

PHOENIX METALS U.S.A. II, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OD COLORADO
COMMON STOCK
NUMBER	SHARES

This certifies that	CUSIP 719098 10 5 SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE, OF PHOENIX METALS U.S.A. II, INC.

(hereinafter called the "Corporation"), transferable upon the books of the Corporation by the holder hereof in person or duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unlees countersigned by the Transfer Agent. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date:

SECRETARY	PHOENIX METALS U.S.A. II, INC. CORPORATE SEAL COLORADO	PRESIDENT
Countersigned:
SECURITIES TRANSFER CORPORATION P.O. Box 871629 Dallas, TX 75287
By:	-----------------------------------------------------
TRANSFER AGENT, AUTHORIZED SIGNATURE